Exhibit 99.1

SEPARATION AGREEMENT
AND GENERAL RELEASE

This Separation Agreement and General Release ("Agreement") is entered into effective as of the 17th day of January, 2005, by and between Carl Vogel ("Executive") and Charter Communications, Inc., a Delaware corporation (the "Company" or "Charter", and, together with Executive, the "Parties").

RECITALS

WHEREAS, Executive has been employed by the Company as President and Chief Executive Officer of the Company pursuant to the Employment Agreement, dated October 8, 2001 (the "Employment Agreement"); and

WHEREAS, Executive tendered his resignation January 17, 2005, (i) as the President and Chief Executive Officer of Charter, (ii) as a member of the Board of Directors of Charter (the "Board"), (iii) from all of other director, officer, committee, employee and other positions with Charter and each its affiliates and (iv) as Charter's representative to any corporate, industry or trade association, or their boards, including without limitation from the board of digeo, inc. (his "Resignation"), and the Company has accepted Executive's Resignation, and, in connection with such termination, settle any and all related agreements between the Parties and their affiliates in the manner set forth herein; and

WHEREAS, The Company in part is entering into this Agreement in recognition of the positive contributions made by Executive as President and Chief Executive Officer of the Company; and

WHEREAS, the Board has approved this Agreement and the transactions contemplated hereby;

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree and promise as follows:

  TERMINATION. Executive's Resignation is effective as of January 17, 2005 (the "Separation Date"). The period from the Separation Date through and including December 31, 2005 is hereinafter referred to as the "Severance Period."

  PAYMENT OF ACCRUED BUT UNPAID BENEFITS.

    Simultaneously with the payment pursuant to Section 3(a), the Company shall pay to Executive an amount equal to the sum of (i) $24, 657.53, representing Executive's accrued but unpaid salary through the Separation Date, and (ii) Executive's accrued but unpaid vacation pay determined as of the Separation Date, less the sum of $2,797.50, representing the amount of any co-payments for the health insurance coverage for 2005 contemplated by Section 3 (d). At the same time, or as soon as practicable thereafter, the Company shall pay to Executive an amount equal to any unpaid expense reimbursements due to Executive (subject, however, to Executive's obligation to provide adequate documentation of such expenses in the normal course).

    With respect to any benefits or rights that Executive has accrued or earned under any of the Company's employee benefit plans immediately prior to the Separation Date, Executive shall be entitled to such benefits pursuant to the terms of such plans.

  TERMINATION BENEFITS. Subject to Executive abiding by the terms of this Agreement and in consideration of Executive's release of claims and Executive's other covenants and agreements contained herein and provided that Executive has not exercised any revocation rights as provided in Section 8 below, Executive shall be entitled to the following benefits:

    The Company shall pay, or cause one of its affiliates to pay, Executive the sum of Nine Hundred Fifty Three Thousand Four Hundred Twenty-Four Dollars and Sixty-Three Cents ($953,424.63), representing the balance of Executive's base salary at the rate of $1 million per year for the period from the Separation Date through December 31, 2005, in a lump sum cash payment, as soon as practicable on the Revocation Expiration Date (as defined in Section 8) but in no event more than three (3) business day thereafter.

    Executive shall not be entitled to any bonus, non-discretionary or otherwise, for fiscal year 2004 or 2005, and Executive relinquishes any right to any bonus provided in the Employment Agreement.

    The Company shall pay, or cause its affiliates to pay, to Executive a lump sum cash payment in the amount of $500,000, payable on December 31, 2005, subject to any reduction contemplated by the provisions of Section 11.

    The Company shall continue to provide, or cause its affiliates to provide, health (including medical, vision and dental) insurance to Executive and his family on terms and conditions available to the executive officers of the Company generally through the Severance Period (which terms and conditions may change as and when the terms of any applicable plan change); provided that, if the amounts provided in Section 2 (a) shall be insufficient to cover the Executive's contribution and upon at least 30 days' prior written notice from the Company, Executive shall continue to pay the employee's contribution to the extent so paid immediately prior to the Separation Date. Commencing on January 1, 2006 and provided the Executive timely elects COBRA coverage, the Company shall pay Executive's COBRA premiums for Executive and his family at the coverage level in effect at the end of the Severance Period through and including June 30, 2007, provided however that such COBRA obligation shall not begin until after the Severance Period.

    Except as set forth in this Agreement (including, without limitation, Sections 2(b) and 6 hereof), and with respect to any vested benefits or rights under any of the Company's "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Executive acknowledges and agrees that he is not entitled to receive any other compensation or benefits of any sort from the Company or any of its plans, direct or indirect subsidiaries, or other entities controlled by the Company, including, without limitation, salary, vacation, bonuses, annual incentives, stock options, short-term or long-term disability benefits, or health care coverage (except as provided under applicable state or federal law).

  SETTLEMENT OF EQUITY BASED AWARDS. As to options and restricted stock (including any options and restricted stock received in Executive's capacity as a member of the Board), held by Executive immediately prior to the Separation Date, Executive shall be entitled to the following:

    Any unvested options provided for under outstanding and existing stock option agreements for Executive will continue to vest through the Severance Period, and, to the extent vested, be exercisable, in accordance with the terms of the applicable plan and award agreement, on the basis of the determination described in clause (b)(iii) that Executive's separation constitutes a "termination without Cause" for purposes of such option agreements and awards.

    The Parties acknowledge and agree that (i) the board of directors of the Company, or a duly authorized committee composed solely of two or more "non-employee directors" (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934), duly authorized and approved in advance in accordance with such rule, the award of restricted stock and stock options held by Executive as of the Separation Date, and the terms and conditions thereof, from time to time during the course of his employment, (ii) that the Severance Period constitutes the period during which Executive receives severance payments for purposes of such stock option agreements and any applicable restricted stock agreement (notwithstanding any possible offset pursuant to Section 11), and (iii) Executive's separation from the Company constitutes a "termination without Cause" for purposes of the terms and conditions of any applicable outstanding restricted stock agreement and that as a result there is an acceleration of the vesting of certain shares of restricted stock under the October 8, 2001 Restricted Stock Agreement. The Board has approved this Agreement and the transactions contemplated hereby on or before the effective date of this Agreement. The Company will cooperate with Executive and take such further actions or steps as may be necessary or appropriate, or reasonably requested, for Executive to realize the benefits of such options and restricted stock held immediately prior to the Separation Date, subject to vesting and/or exercise as herein provided.

  COMPENSATION AS A DIRECTOR. Executive shall be entitled to all cash compensation as a member of the Board to which he is entitled through the Separation Date as provided in the directors compensation plan. Options and restricted stock received as a member of the Board are governed by Section 4 above.

  INDEMNITY.

    The existing rights of the Executive and the obligations of the Executive and the "Company Control Group" (which term, when used herein, means the Company, its direct and indirect subsidiaries, and other entities controlled by the Company) with regard to indemnification, advancement of expenses and exculpation from liability of the Executive, as in effect immediately prior to the Separation Date, shall remain in full force and effect, and shall include terms and conditions no less favorable than those provided to current directors and executive officers of the Company generally, including, without limitation, the timely payment or reimbursement of expenses. The existing rights of the Executive with regard to indemnification, advancement of expenses and exculpation from liability of the Executive from entities other than the Company Control Group are unaffected by this Agreement. The Company acknowledges and agrees that the Executive served on the Board of Directors of digeo, inc. by reason of and as part of his duties as President and Chief Executive Officer of the Company, in order to monitor the Company's investment in such entity, and that for purposes of the indemnification, advancement of expenses and exculpation from liability provisions of the Company's charter and by-laws, and the Employment Agreement, the Executive accordingly was acting in the course and scope of the Executive's employment with the Company with regard to actions taken as a director of digeo, inc. in the course and scope of his duties.

    The Company shall indemnify and hold the Executive harmless from and against any loss, liability, damage, claim or expense arising out of or resulting from the application, if any, of Section 409A of the Internal Revenue Code, or any excise tax or similar payment, liability or obligation with respect to any payment to or benefit or other right of Executive under this Agreement.

    For a period of six years following the Separation Date, each member of the Company Control Group shall include the Executive as a named insured in any director or officer liability insurance on terms provided to then current directors and executive officers of such entity generally if this may be done at no additional cost. Executive shall continue to receive director and officer liability insurance coverage on terms no less favorable than those provided to former directors or executive officers of the Company, or any of its direct and indirect subsidiaries or other entities controlled by the Company, generally (without giving effect to any lapsing of such coverage with respect to any particular director or executive officer due to passage of time or for any other reason whatsoever during such period).

  COMPLETE RELEASE.

    Except as otherwise provided in this Agreement, each of the Executive and the Company (on behalf of itself and each member of the Company Control Group) irrevocably and unconditionally releases, waives and discharges all Claims (as defined in Section 7(b) below) that such party respectively may now have against any of the Released Parties (as defined herein) of the other Party, except that:

    (i) Executive is not releasing (A) any Claim that relates to Executive's rights under or to enforce this Agreement, (B) any charge, claim or action based upon rights that may arise, in the future, after Executive executes this Agreement, under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act ("ADEA"), (C) any right or Claim for indemnification. advancement of expenses, director or officer liability insurance, or exculpation from or limitation of liability as a director, manager, officer, employee, representative or agent of digeo, inc. or any other entity which is not a member of the Company Control Group, or (D) any Claim for the failure of the Company to provide to Executive any vested benefits or rights under any of its "employee benefit plans" (if any) or directors compensation plan in which Executive is vested based upon service to and ending as of the Separation Date. It is further understood and agreed that Executive is not releasing claims against persons other than the Company or any of its plans, direct or indirect subsidiaries or other entities controlled by the Company who may be encompassed within the definition of Released Parties where the claim does not in any way arise out of, relate to or exist by reason of Executive's employment with the Company, performance by Executive or status of Executive as an officer or employee of any member of the Company Control Group, announcements or statements about Executive, negotiations over employment of Executive with the Company, offers to Executive of employment with the Company or attempts to recruit Executive, termination of employment of Executive with the Company, actions or conduct by directors, agents or employees of the Company or any of its affiliates in the course or scope of their employment (or position) with the Company or such entity, or the events and conduct leading up to and/or resulting in Executive's resignation or the execution of this Agreement. In addition, because some parties benefiting from the release are not parties to this Agreement, as to any Released Party of the Company (defined below) other than the Company Control Group, (and notwithstanding any other provision of Section 7 to the contrary) the provisions of this Section 7 shall not prevent, bar or preclude the Executive from asserting as a defense or counterclaim in any action or proceeding brought against Executive by such a person or entity, if the action or proceeding brought by that person or entity otherwise would have been released pursuant to this Section 7 had the person or entity bringing such action against the Executive been a member of the Company Control Group, any Claim the Executive may have against that person or entity which otherwise has been released by this Section 7 (and the release granted by the Executive is hereby so qualified); and

    (ii) The Company and its direct and indirect subsidiaries and other entities controlled by the Company are not releasing (A) any Claim that relates to the Company's rights under or to enforce this Agreement, (B) any charge, claim or action based upon rights that may arise, in the future, after the Company executes this Agreement, or (C) any Claim for reimbursement or repayment of expenses and/or fees advanced or paid by the Company (or any of its direct or indirect subsidiaries or any other entity controlled by the Company), pursuant to any obligation or commitment to indemnify Executive, or based on any written understanding or agreement made by the Executive with regard to the advancement or repayment of any such fees and/or expenses.

    For purposes of this Agreement, the "Released Parties" of Executive are only Executive and his heirs, successors and assigns, and the "Released Parties" of the Company are the Company and all related and affiliated entities of the Company (including corporations, limited liability companies, partnerships, and joint ventures members of the Company Control Group) and, with respect to each of the Company and its affiliated entities and members of the Company Control Group, each of their respective predecessors and successors, and past, present and future employees, officers, directors, stockholders, owners, partners, members, representatives, assigns, attorneys, agents, insurers, employee benefit programs and plans (and the trustees, administrators, fiduciaries, and insurers of such programs and/or plans), and any other persons acting by, through, under, or in concert with any of the foregoing identified Released Parties.

    Except to the extent otherwise provided herein, and subject only to the exceptions noted in Section 7(a) above, the Executive and the each member of the Company Control Group is voluntarily releasing all claims, promises, causes of action, or similar rights of any type that such person/entity may have, (i) with respect to the release by Executive, it is as to all claims, promises, causes of action, or similar rights of any type that Executive may have, whether known or unknown, unforeseen, unanticipated, unsuspected or latent; and (ii) with respect to the release by each member of the Company Control Group, it is only as to all claims, promises, causes of action, or similar rights of any type that such entity may have that are currently known, or as to which the material facts are currently known, to any member of the board of directors of the Company other than the Executive ("Claims"). This release specifically extends to, without limitation, claims or causes of action for wrongful termination, failure by either Party to provide notice of termination pursuant to the Employment Agreement, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of any collective bargaining agreement, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the Pennsylvania constitution, the United States Constitution, and applicable state and federal fair employment laws, federal equal employment opportunity laws, and federal and state labor statutes and regulations, and other federal and state laws, including, but not limited to, the Civil Rights Act of 1964, as amended, the Sarbanes-Oxley Act of 2002, the Securities Act of 1933, the Securities Exchange Act of 1934, any federal or state corporation or securities laws, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the Worker Retraining and Notification Act of 1988, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, ERISA, and the Age Discrimination in Employment Act of 1967, as amended.

    Executive understands that Executive is releasing Claims of which Executive may not be aware. This is Executive's knowing and voluntary intent. It is further understood and agreed that Executive is waiving all rights under any statute or common law principle which otherwise limits application of a general release to claims which the releasing party does not know or suspect to exist in his favor at the time of signing the release which, if known by him, would have materially affected his settlement with the party being released/releasee.

    Neither the Executive nor any member of the Company Control Group, nor his or its respective heirs, successors, agents, representatives or attorneys has filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim that such party/entity is releasing in this Agreement (with the Company representing and warranting to such effect on behalf of itself and each of other member of the Company Control Group). Except as prohibited by law or public policy, each Party promises never (and the Company duly promises on its behalf and on behalf of each member of the Company Control Group never to cause or permit any such entity) (i) to file or prosecute a lawsuit or complaint based on the Claims released by it in this Agreement, or (ii) to seek any damages, remedies, or other relief for him or it (any right to which such Party and the Company on behalf of itself and such member of the Company Control Group, hereby duly waives) by filing or prosecuting a claim or charge with any administrative, judicial, or other governmental body, or in any arbitration proceeding with respect to any Claim released by such party/entity in this Agreement. Each Party hereto promises (and the Company hereby duly promises to cause any other member of the Company Control Group) to request any governmental body or arbitration tribunal assuming jurisdiction of any such lawsuit, complaint, or charge to withdraw from the matter or dismiss the matter against any and all Released Parties with prejudice against it. Neither the Executive nor any member of the Company Control Group has assigned or transferred any Claim that it is releasing, nor has such party/entity purported to do so (with the Company representing and warranting to such effect on behalf of itself and each member of the Company Control Group).

  REVIEW AND REVOCATION PERIOD. Executive acknowledges that: (i) the consideration provided pursuant to this Agreement is in addition to any consideration that he would otherwise be entitled to receive; (ii) he has been provided a full and ample opportunity to review this Agreement, including a period of at least twenty-one (21) days within which to consider it; (iii) to the extent that Executive takes less than twenty-one (21) days to consider this Agreement prior to execution, he acknowledges that he had sufficient time to consider this Agreement with counsel and that he expressly, voluntarily and knowingly waives any additional time; and (iv) Executive is aware of his right to revoke this Agreement at any time within the seven (7) day period following the date on which he signs the Agreement and that the Agreement shall not become effective or enforceable until the seven (7) day revocation period expires without the Executive revoking his acceptance (the "Revocation Expiration Date"). Any such revocation must be in writing, must specifically revoke this Agreement, and must be received by the Chairman of the Board no later than 5:00 p.m. Mountain Standard Time on the Revocation Expiration Date. Executive further understands that he shall relinquish any right he has to the benefits set forth in this Agreement above if he exercises his right to revoke it, but instead would be entitled to receive only what he would receive under his Employment Agreement as if he were terminated without cause as of the Separation Date. Notwithstanding the foregoing, even if Executive exercises his right to revoke this Agreement, his Resignation is irrevocable and will continue be effective as of the Separation Date.

  RETURN OF THE COMPANY'S DOCUMENTS AND PROPERTY. Executive agrees to return all records, documents, proposals, notes, lists, files, and any and all other materials including, without limitation, computerized and/or electronic information (collectively, "Information") that refers, relates or otherwise pertains to the Company and digeo, inc., its affiliates, and/or their respective partners, principals, officers, directors, stockholders, managers, employees, agents, representatives, or insurance companies, or their respective predecessors, successors or assigns at any time. In addition, Executive shall return to the Company all property or equipment of the Company and digeo, inc. that he has been issued during the course of his employment or which he otherwise currently possesses, including the Company's notebook computer that is currently in his possession. At Executive's expense, Executive shall deliver to the Company at its Denver offices immediately following the date hereof all of the Company's and digeo's Information and property and equipment that are in his possession. Executive is not authorized to retain any copies of any such Information in any format, whether physical or electronic. Nor is he authorized to retain any other of the Company's or its affiliates', or digeo, inc.'s or its affiliates', property or equipment. Notwithstanding the foregoing, the parties hereby agree that Executive, either alone or together with his counsel, may retain any such Information of the Company Control Group (but not of, without limitation, digeo, inc.), including any property or equipment, that Executive believes is necessary or appropriate to assist in the review, analysis, preparation, support or defense of any pending or possible litigation, investigation, arbitration or proceeding or similar dispute or matter (collectively "matters"), until all such matters are resolved to his reasonable satisfaction.

  CONFIDENTIALITY; NON-DISPARAGEMENT Executive acknowledges and agrees that he is subject to the terms and conditions of the Confidentiality; Non-Disparagement provisions set forth in Section 8.2 of the Employment Agreement and agrees to continue to be bound by those terms and conditions in accordance therewith. Nothing in Section 8.2 of the Employment Agreement or this Section 10 shall prevent either Party from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission, or in asserting, enforcing, prosecuting or defending any rights or claims of Executive under this Agreement or otherwise.

  COVENANT NOT TO COMPETE.

  (a) Executive acknowledges and agrees that he is subject to the terms and conditions of the Covenant Not to Compete provisions contained in Section 8.1 of the Employment Agreement and agrees to continue to be bound by those terms and conditions in accordance therewith through December 31, 2005, provided, however, that there shall be a special carve-out exception with respect to any work done for any local, regional, national or international business currently based in the greater metropolitan area of Denver, Colorado (the "Denver Carve-out"), such that Sections 8.1(a), (b), (c) and (e) of the Employment Agreement shall not apply to any relationship or activity involving or relating to any such Denver-area business that would otherwise be restricted by such Section 8.1 of the Employment Agreement. (The Denver Carve-out shall not apply to Sections 8.1(d) and 8.2 of the Employment Agreement, however.)

  (b) If Executive becomes employed in any capacity, directly or indirectly, including as a consultant, before December 31, 2005, with any business with respect to which employment would be otherwise prohibited pursuant to the Section 8.1 Covenant Not to Compete but for the "Denver Carve-out" ("New Employment"), then (i) until December 31, 2005, Executive shall recuse himself from any activity in such New Employment involving the Company or any member of the Company Control Group, which activity is reasonably likely to adversely affect the Company or any member of the Company Control Group; and (ii) the amount to be paid by the Company pursuant to Section 3(c) hereof shall be reduced by the amount of any compensation received or earned by Executive for services he performs in his New Employment between the date hereof and December 31, 2005 or which are attributable to performance in 2005 (such as, but not limited to, bonuses paid in 2006 for performance in 2005 which the Company would expense in 2005), as determined according to the terms of this Section 11.

  (c) If Executive is providing services under a contract having a term which extends beyond December 31, 2005, for purposes of determining the amount of compensation to be set off against this Agreement, guaranteed compensation under such contract shall be averaged over each month of the contract for which Executive is expected to provide services in order to receive all such guaranteed compensation notwithstanding the stated monthly or other periodic compensation payments which may be set forth in any such contract. Compensation provided for under the terms of the contract will be considered guaranteed even though subject to a condition if the practical effect of the contract, taking into account all of the facts and circumstances, is to guarantee payment of the compensation; provided, however that if a future "practical effect" guaranteed benefit is considered for purposes of the reduction of the obligation of the Company pursuant to this paragraph, and that benefit is never actually received by or for the benefit of Executive, then the Company' obligation shall be reinstated to that extent and payment promptly made by the Company to the Executive.

  (d) The offset attributable to compensation earned by Executive and attributable to 2005 shall not include stock options, restricted stock, performance shares, performance-based bonuses and other similar performance-based contingent awards or grants which (in any case) vest or are earned over a period of time in excess of 18 months unless the compensation package provided to Executive by the new employer is not substantially consistent with the compensation packages provided to other similarly-situated executives of that business generally in terms of the proportional allocation of compensation between salary, and incentive compensation, options, and other performance or incentive-based awards; provided that the Parties acknowledge and agree that larger allocations of performance-based compensation are reasonable and appropriate for more senior executives. Executive shall provide to the Third Party at the time Executive submits the other information to Third Party contemplated by this Section 11 a written representation and warranty that to the best of his knowledge after due inquiry the compensation package he is receiving from the New Employer is substantially consistent with the compensation packages provided to other similarly situated executives of such business generally in terms of the proportional allocation among types of compensation (e.g., options, restricted stock, bonuses, salary, and options).

  (e) Executive shall promptly provide to the Company and, at the expense of the Company, to a mutually agreeable neutral third party attorney or accountant (the "Third Party") notice and certification (and the representation described below) if and when (i) he becomes employed in connection with any New Employment, and (ii) there has been any change in the financial terms of his employment in connection with any New Employment, which notices and certifications shall include the date of employment or the change, and, solely in the case of the notices and certifications to the Third Party, each of the relevant terms of every oral agreement and a copy of every written agreement related to such employment or change; provided, that the sole responsibility of the Third Party is to verify and quantify any offset obligation and communicate that to the Company; and provided further, that the Third Party shall otherwise keep confidential all such information provided by Executive, even from the Company; and provided further that the obligation of Executive to provide notice and certification under this paragraph 11(e) shall not apply after application of this Section 11 has resulted in the offset of $500,000. At the request of the Company, and at its expense, Executive shall provide to the Third Party a copy of his tax return(s) and related information for 2005 and 2006; provided, however, that this obligation to provide tax returns shall not apply after application of this Section 11 has resulted in the offset of $500,000. The Third Party shall otherwise keep confidential all information provided by Executive, even from the Company. If after payment of any amount by the Company pursuant to Section 3(c) it is determined that there has been an overpayment by reason of this Section, then Executive shall promptly refund the amount of such overpayment, with interest at the rate of 8% per annum. Notwithstanding the foregoing, the Company acknowledges that Executive has no duty to mitigate under this Agreement.

  COOPERATION BY EXECUTIVE. For the period commencing on the Separation Date and ending on December 31, 2006, Executive will cooperate in all reasonable respects with the Company and its affiliates in connection with any and all existing or future litigation, actions, investigations or proceedings (whether civil, criminal, administrative, regulatory or otherwise) brought by or against the Company or any of its affiliates, to the extent the Company reasonably deems Executive's cooperation necessary. Executive shall be promptly reimbursed for all reasonable out-of-pocket expenses incurred by him as a result of such cooperation, including, without limitation, his attorneys' fees and expenses.

  NON-ADMISSION OF LIABILITY. Nothing in this Agreement shall be construed as an admission of liability by Executive, any member of the Company Control Group, or any of the Released Parties; rather, Executive, the Company Control Group and the Released Parties are resolving all matters arising out of their employer-employee relationship and all other relationships between Executive, the Company Control Group, and the Released Parties, as to which the Released Parties, the Company, the Company and Executive each deny any liability.

  CORPORATE ACTIONS. The Company will take or cause to be taken such actions as are necessary for the members of the Company Control Group to authorize, approve and take and/or carry out the actions by members of the Company Control Group contemplated by this Agreement.

  CONSULTATION. The Company is not bound by the provisions of Section 12 of the Employment Agreement. Executive has approved the relevant text of the press release which the Company issued following the resignation of Executive.

  BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties (and, in the case of the Company, each member of the Company Control Group) and their respective heirs, administrators, representatives, executors, successors and assigns. The Company shall have no right of offset or set-off with respect to the payment contemplated by Section 3(a), the benefit provided by Section 3(d) through December 31, 2005, any obligation to reimburse as to expenses advanced pursuant to an indemnification obligation, and any obligation contained in Section 6. The Company will not make any set-off or offset with regard to any other obligation or payment under this Agreement (excluding any set-off contemplated by Section 11) without giving Executive at least fifteen (15) days prior written notice of its intention to do so and the basis for the set-off. The Company agrees that the rights provided under Section 6 and 7 to Executive are not contingent upon Executive's performance of this Agreement. The Executive agrees, without limiting any other rights of the Company, that the rights provided under Section 7 to the Released Parties are not contingent upon the performance of this Agreement by any member of the Company Control Group.

  SEVERABILITY. While the provisions contained in this Agreement are considered by the Parties to be reasonable in all circumstances, it is recognized that some provisions may fail for technical reasons. Accordingly, it is hereby agreed and declared that if any one or more of such provisions shall, either by itself or themselves or taken with others, be adjudged to be invalid as exceeding what is reasonable in all circumstances for the protection of the interests of the Company, but would be valid if any particular restrictions or provisions were deleted or restricted or limited in a particular manner, then said provisions shall apply with any such deletions, restrictions, limitations, reductions, curtailments, or modifications as may be necessary to make them valid and effective, and the remaining provisions shall be unaffected thereby.

  ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire understanding among the Parties with respect to the matters set forth herein. This Agreement supersedes all prior written and/or oral and all contemporaneous oral agreements, understandings and negotiations regarding the subject matter hereof.

  INTERPRETATION; GOVERNING LAW. This Agreement shall be construed as a whole according to its fair meaning and shall not be construed strictly for or against either Party. Any uncertainty or ambiguity shall not be construed against the drafter. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement. This Agreement shall be governed by and construed and enforced pursuant to the laws of the State of Delaware applicable to contracts made and entirely to be performed therein without regard to rules relating to conflicts of law.

  VOLUNTARY AGREEMENT; NO INDUCEMENTS. Each Party to this Agreement acknowledges and represents that he or it (a) has fully and carefully read this Agreement prior to signing it, (b) has been, or has had the opportunity to be, advised by independent legal counsel of his or its own choice as to the legal effect and meaning of each of the terms and conditions of this Agreement, and (c) is signing and entering into this Agreement as a free and voluntary act without duress or undue pressure or influence of any kind or nature whatsoever and has not relied on any promises, representations or warranties regarding the subject matter hereof other than as set forth in this Agreement.

  WITHHOLDING. Any payments provided for under this Agreement shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

  EXPENSES. Each Party shall bear its own costs and expenses (including, without limitation, legal, accounting and other professional fees) incurred in connection with this Agreement, except that the Company shall pay $15,000 of the Executive's expenses so incurred.

  NOTICES. Any notice or other communications required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by facsimile or similar means of recorded electronic communication to the relevant Party as follows:

a. In the case of the Executive, to the address set forth below:

Carl Vogel
78 Glenmoor Drive
Cherry Hills Village, CO 80110
Telephone: 303-788-9921
Fax: 303-788-9924
E-Mail: carl.vogel@comcast.net

with a copy to:

James F. Bennett
Bryan Cave LLP
One Metropolitan Square
211 N. Broadway
St. Louis, Missouri 63102-2750
Telephone: 314/259-2000
Fax: 314/552-8067
Email: jfbennett@bryancave.com

b. In the case of Charter to:

Charter Communications Inc.
12405 Powerscourt Drive
St. Louis, MO 63101
Attn: Curt Shaw, General Counsel
Telephone: 314-965-0555
Fax: 314-965-8793
E-mail: cshaw@chartercom.com

Any such notice or other communication shall be deemed to have to have been given and received on the day on which it is delivered or faxed (or, if such day is not a business day or if the notice or other communication is not faxed during business hours, at the place of receipt, on the next following business day.) Any Party may change its address for the purposes of this Section by giving notice to the other parties in accordance with the foregoing.

IN WITNESS WHEREOF, the Parties have set their hand as of the date first written above.

EXECUTIVE

/s/ Carl Vogel
Carl Vogel

CHARTER COMMUNICATIONS, INC.

By: /s/ Curt Shaw
Executive Vice President